UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:		(908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02     Results of Operations and Financial Condition.

On September 6, 2023, Barnes & Noble Education, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended July 29, 2023 (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto pertaining to the Company’s financial results shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2023, the Company announced the appointment of Kevin Watson as the Company’s Executive Vice President, Chief Financial Officer (“CFO”) effective as of September 7, 2023.

Mr. Watson, 57, has served, most recently, as the Executive Vice President, Chief Financial Officer and member of the board of directors of Paraco Gas Corporation (“Paraco”), one of the largest privately owned propane companies in the Northeast, from 2018 to 2023 with responsibility for the company’s finance and systems organizations. Prior to Paraco, Mr. Watson served as the Executive Vice President, Chief Financial Officer of Ironwood Strategic Advisors (“Ironwood”), a US-based professional consultancy firm, from 2016 to 2018 where he directed the development of tailored funding strategies for clients, and the development of business prospects, partnerships and capital structure objectives for the company. Prior to Ironwood, Mr. Watson served as the Senior Vice President and Corporate Treasurer and Chairman of the Investment and Benefits Committee of Cablevision Systems Corporation, a former large US-based cable television company, from 2006 to 2016 where he governed treasury operations, debt investor and credit rating agencies relationships, interest rate risk management, budgeting and forecasting, and strategic planning.

In connection with Mr. Watson’s hiring, the Company and Mr. Watson entered into an offer letter (the “Offer Letter”) that provides for (i) an annual base salary of $540,000, (ii) a $5,000 sign on bonus and (iii) eligibility to earn an annual bonus under the Company’s fiscal year 2024 Incentive Compensation Plan (“ICP”) with a target payout of 85% of his annual base salary. For fiscal year 2024, Mr. Watson’s bonus opportunity under the ICP will be guaranteed and prorated based on his time employed during the applicable fiscal year. Mr. Watson will also be eligible to participate in the Company’s next stock grant, at levels commensurate with other similarly situated Company executives.

Mr. Watson will be entitled to receive severance benefits in the event his employment is terminated by the Company without cause or if he resigns for good reason (including if such employment cessations arise out of a Change of Control (as defined in the Offer Letter)), provided that he remains in compliance with the terms of the Offer Letter and the agreements entered into in connection therewith, and subject to applicable parachute payments laws. In the event of such termination or resignation within the first eight months of his employment, Mr. Watson will receive an amount equal to his then annual base salary, less all applicable withholding and other applicable taxes and deductions. In the event of such termination or resignation after the first eight months of his employment with the Company, Mr. Watson will receive an amount equal to his then annual base salary and target bonus amount, less all applicable withholding and other applicable taxes and deductions.

There are no reportable family relationships involving the Company and Mr. Watson. Mr. Watson is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description
10.1	Press Release of Barnes & Noble Education. Inc., dated September 6, 2023, announcing appointment of Kevin Watson as Chief Financial Officer.
10.2	Employment Letter, dated August 28, 2023, between Barnes & Noble Education, Inc. and Kevin Watson.
99.1	Press Release of Barnes & Noble Education, Inc., dated September 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 6, 2023
BARNES & NOBLE EDUCATION, INC.

By:     /s/ Michael P. Huseby
Name:      Michael P. Huseby
Title:      Chief Executive Officer &
    Principal Financial Officer

BARNES & NOBLE EDUCATION, INC.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Press Release of Barnes & Noble Education. Inc., dated September 6, 2023, announcing appointment of Kevin Watson as Chief Financial Officer.
10.2	Employment Letter, dated August 28, 2023, between Barnes & Noble Education, Inc. and Kevin Watson.
99.1	Press Release of Barnes & Noble Education, Inc., dated September 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)